Exhibit 99.1
FOR IMMEDIATE RELEASE:

FDA Approves The Medicines Company's ORBACTIV™ (oritavancin) for Use in Acute Bacterial Skin and Skin Structure Infections

-- First and Only Single Dose Antibiotic for the Treatment of Skin Infections Caused by Susceptible Designated Gram-positive Bacteria --

-- ORBACTIV™U.S. Launch Expected in 2H/2014 -

PARSIPPANY, N.J., August 6, 2014. The Medicines Company (NASDAQ: MDCO) today announced that the U.S. Food and Drug Administration (FDA) has approved ORBACTIVTM (oritavancin) for injection for the treatment of adults with acute bacterial skin and skin structure infections (ABSSSIs) caused by susceptible designated Gram-positive bacteria including methicillin-resistant Staphylococcus aureus (MRSA). ORBACTIV is the first and only antibiotic approved by FDA to treat ABSSSIs with a single, once-only administration. Once fully infused over three hours, the ORBACTIV treatment regimen is complete for patients with skin infections caused by susceptible Gram-positive pathogens.

“Today’s FDA approval of ORBACTIV represents an important advance beyond the current standard of care for bacterial skin and skin structure infections,” said Clive Meanwell, MD, PhD, Chairman and Chief Executive Officer of The Medicines Company. “This approval is also a significant milestone for The Medicines Company as we continue to develop our infectious disease care portfolio. We are committed to addressing the complex problems associated with multi-drug resistant infections.”

ORBACTIV approval is based on the results of the SOLO I and SOLO II clinical studies which were randomized, double-blind, multicenter trials that evaluated a single 1200 mg IV dose of ORBACTIV for the treatment of ABSSSI in 1,987 patients, and assessed a large subset of patients with documented MRSA infection (405 patients). These trials demonstrated non-inferiority for the primary and secondary endpoints evaluating 1200 mg once-only IV ORBACTIV dose infusion, versus 7-to-10 days of twice-daily vancomycin (1 g or 15 mg/kg).

“ORBACTIV given as a single dose treatment is a welcome new development for the treatment of skin infections,” said G. Ralph Corey, MD, Professor of Medicine and Infectious Diseases at Duke University. “With a single dose treatment regimen ORBACTIV may help reduce the dosing burden seen with antibiotics given as multiple intravenous administrations to patients with these infections.”

“The growing challenge of antibiotic resistance in the U.S. has had a significant impact on the clinical management decisions in the emergency department,” said Charles Pollack, MD, Chair, Department of Emergency Medicine, Pennsylvania Hospital and Professor of Emergency Medicine at the Perelman School of Medicine at the University of Pennsylvania. “A single, once- only IV therapy such as ORBACTIV offers the option to administer a single treatment in the outpatient setting for patients with skin infections caused by Gram-positive bacteria likely due to MRSA.”

ORBACTIV was designated as a Qualified Infectious Disease Product (QIDP) under the Generating Antibiotic Incentives Now (GAIN) Act of 2012. The QIDP designation qualifies ORBACTIV for certain incentives related to the development of new antibiotics, including a five-year extension of any non-patent exclusivity period awarded to the drug.

The European Medicines Agency has accepted for review the Marketing Authorization Application (MAA) for ORBACTIV, for which the company is seeking approval for the treatment of complicated skin and soft tissue infections (cSSTI). A decision from the European Commission is expected during the first half of 2015.

The FDA approval of ORBACTIV represents the first infectious disease treatment in The Medicines Company’s product pipeline to address infections caused by resistant strains of bacteria. The Medicines Company is developing solutions that span the spectrum of infections caused by Gram-positive bacteria including MRSA, and Gram-negative infections. The Medicines Company’s emerging product pipeline has the potential to offer innovative new antibiotic approaches to tackle many of the problems in infectious diseases today.

Conference Call
A conference call will be held with management tomorrow at 8:00 a.m. Eastern Time to discuss the ORBACTIV approval. The conference call will be available via phone and webcast. The webcast can be accessed at www.themedicinescompany.com.

Domestic Dial In: +1 (877) 359-9508

International Dial In: +1 (224) 357-2393

Passcode for both dial in numbers: 85925819

Replay is available from 11:00 a.m. Eastern Time following the conference call through August 14, 2014. To hear a replay of the call dial +1 (855) 859-2056 (domestic) and +1 (404) 537-3406 (international). Passcode for both dial in numbers is 85925819.

ORBACTIV: Indication and Important Safety Information

About ORBACTIV
Indication

ORBACTIVTM (Oritavancin) for injection is indicated for the treatment of adult patients with acute bacterial skin and skin structure infections (ABSSSI) caused by susceptible isolates of the following Gram-positive microorganisms:

Staphylococcus aureus (including methicillin-susceptible and methicillin-resistant isolates), Streptococcus pyogenes, Streptococcus agalactiae, Streptococcus dysgalactiae, Streptococcus anginosus group (includes S. anginosus, S. intermedius, and S. constellatus), and Enterococcus faecalis (vancomycin-susceptible isolates only).
Important Safety Information
Contraindications
Use of intravenous unfractionated heparin sodium is contraindicated for 48 hours after ORBACTIV administration because the activated partial thromboplastin time (aPTT) test results are expected to remain falsely elevated for approximately 48 hours after ORBACTIV administration.

ORBACTIV is contraindicated in patients with known hypersensitivity to ORBACTIV.

Warnings and Precautions
Concomitant warfarin use: Co-administration of ORBACTIV and warfarin may result in higher exposure of warfarin, which may increase the risk of bleeding. Use ORBACTIV in patients on chronic warfarin therapy only when the benefits can be expected to outweigh the risk of bleeding.

Coagulation test interference: ORBACTIV has been shown to artificially prolong aPTT for up to 48 hours, and may prolong PT and INR for up to 24 hours.

Hypersensitivity reactions have been reported with the use of antibacterial agents including ORBACTIV. Discontinue infusion if signs of acute hypersensitivity occur. Monitor closely patients with known hypersensitivity to glycopeptides.

Infusion-related reactions have been reported. Slow the rate or interrupt infusion if infusion reaction develops.

Clostridium difficile-associated colitis: Evaluate patients if diarrhea occurs.

Osteomyelitis: Institute appropriate alternate antibacterial therapy in patients with confirmed or suspected osteomyelitis.

Prescribing ORBACTIV in the absence of a proven or strongly suspected bacterial infection is unlikely to provide benefit to the patient and increases the risk of the development of drug-resistant bacteria.

Adverse Reactions
The most common adverse reactions (≥ 3%) in patients treated with ORBACTIV were headache, nausea, vomiting, limb and subcutaneous abscesses, and diarrhea.

http://www.themedicinescompany.com/app/webroot/img/orbactiv-prescribing-information.pdf

About Skin and Skin Structure Infections
An estimated 5.2 million patients in the US and Western Europe are admitted to hospitals with Acute bacterial skin and skin structure infections (ABSSSIs) annually. Patients often receive intravenous therapies that require hospital admission and multiple-day dosing. ABSSSI are deep tissue lesions (e.g., cellulitis, major cutaneous abscesses and wound infections) and can be associated with significant comorbidities (e.g., diabetes). A variety of pathogens may be identified in ABSSSI with two of the most common being Staphylococcus aureus (methicillin susceptible Staphylococcus aureus and MRSA) and Streptococcus pyogenes. Each year more than two million Americans develop infections from antibiotic-resistant bacteria according to the U.S. Centers for Disease Control and Prevention (CDC) “Antibiotic resistance threats in the United States, 2013” report. One of the serious public health threats identified by the CDC is methicillin-resistant Staphylococcus aureus (MRSA). Based on CDC data, there are approximately 80,000 severe MRSA infections and 11,000 deaths from MRSA in the U.S. per year.
About The Medicines Company
The Medicines Company's purpose is to save lives, alleviate suffering and contribute to the economics of healthcare by focusing on 3000 leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: serious infectious disease care, acute cardiovascular care and surgery and perioperative care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.

Forward-Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" "expects" and “potential” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of the Company’s products, the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed with the SEC on August 4, 2014, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

Contact:

Investor relations:

Neera Dahiya Ravindran, MD
Vice President, Investor Relations & Strategic Planning
The Medicines Company
+1 (973) 290 6044
neera.ravindran@themedco.com

Media (for this press release only):

Lee Davies
Senior Vice President
Makovsky
+1 (917) 6796368
ldavies@makovsky.com